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                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                             BLUE RHINO CORPORATION,

                          QUICKSHIP ACQUISITION CORP.,

                                QUICKSHIP, INC.,

                             THOMAS E. BRANDTONIES,

                                    GOLD BANK

                                       AND

                           GOLD BANC CORPORATION, INC.








         I, Mark Castaneda, the duly elected Secretary of QuickShip Acquisition Corp. ("QuickShip Acquisition"), do hereby certify that this Agreement and Plan of Reorganization was duly adopted by the sole stockholder of QuickShip Acquisition pursuant to Section 251(c) of the Delaware General Corporation Law.

                                                /s/ Mark Castaneda
                                                ------------------------------
                                                Mark Castaneda, Secretary

         I, David Locy, the duly elected Assistant Secretary of QuickShip, Inc. ("QuickShip"), do hereby certify that this Agreement and Plan of Reorganization was duly adopted by the stockholders of QuickShip pursuant to Section 251(c) of the Delaware General Corporation Law.

                                                /s/ David Locy
                                                ------------------------------
                                                David Locy, Assistant Secretary


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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT"), dated as of October 25, 2000, is among QUICKSHIP, INC., a Delaware corporation ("QUICKSHIP"), QUICKSHIP ACQUISITION CORP., a Delaware corporation ("ACQUISITION SUB"), BLUE RHINO CORPORATION, a Delaware corporation ("BLUE RHINO"), Thomas E. Brandtonies ("BRANDTONIES"), Gold Bank, a Kansas bank, and Gold Banc Corporation, Inc., a Kansas corporation ("GOLD BANC");

                                R E C I T A L S:

          The parties desire that Acquisition Sub shall be merged with and into QuickShip (said transaction being hereinafter referred to as the "MERGER"), and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.1      Merger

         QuickShip and Acquisition Sub are constituent corporations (the "CONSTITUENT CORPORATIONS") to the Merger as contemplated by the Delaware General Corporation Law (the "DGCL"). At the Effective Time:

         (a) Acquisition Sub shall be merged into QuickShip in accordance with the applicable provisions of the DGCL, with QuickShip being the surviving corporate entity (hereinafter sometimes referred to as the "SURVIVING CORPORATION").

         (b) The separate existence of Acquisition Sub shall cease and the Merger shall in all respects have the effects provided in Section 1.5.

         (c) The Certificate of Incorporation of QuickShip at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

         (d) The Bylaws of QuickShip at the Effective Time shall be the Bylaws of the Surviving Corporation.

         (e) The directors and officers of QuickShip as of the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are elected or appointed according to the Bylaws of the Surviving Corporation.

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1.2      Stockholder Approval; Filing

         By executing this Agreement, each of Brandtonies and Gold Banc, who together hold all of the common stock of QuickShip, par value $1.00 ("QUICKSHIP COMMON STOCK"), expressly approves this Agreement and the Merger in all respects. Upon fulfillment or waiver of the conditions specified in Article VII, the Surviving Corporation will cause a Certificate of Merger substantially in the form of Exhibit A hereto to be executed and filed with the Secretary of State of Delaware, as provided in Section 251 of the DGCL.

1.3      Effective Time

         The Merger shall be effective on the day and hour specified in the Certificate of Merger filed as provided in Section 1.2 (herein sometimes referred to as the "EFFECTIVE TIME").

1.4      Closing

         The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on the date hereof, or such later date as the parties may otherwise agree (the "CLOSING DATE"). Notwithstanding the foregoing, unless Gold Banc otherwise consents in writing, in no event shall the Closing occur unless prior thereto or concurrently therewith QuickShip pays and satisfies in full the Payoff Amount (as defined in Section 5.3(b)).

1.5      Effect of Merger

         From and after the Effective Time, the separate existence of Acquisition Sub shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Certificate of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.



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1.6      Further Assurances

         If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

1.7      Merger Consideration; Acknowledgment of Stockholders

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of QuickShip or the holders of record of QuickShip Common Stock, each of the (i) 650 issued and outstanding shares of QuickShip Common Stock held by Brandtonies (the "BRANDTONIES SHARES") shall be converted into, and shall represent the right to receive, upon surrender of the certificate representing such share of QuickShip Common Stock, (A) 205.1277 shares of Blue Rhino's Series A Convertible Preferred Stock ("BLUE RHINO SERIES A STOCK") (for a total of 133,333 shares of Blue Rhino Series A Stock), (B) $615.38 and (C) a warrant (collectively, the "WARRANT") to purchase 153.8461 shares of Blue Rhino's common stock, par value $0.001 ("BLUE RHINO COMMON STOCK") (for a total of 100,000 shares of Blue Rhino Common Stock), which Warrant shall have an exercise price equal to the average closing price per share of Blue Rhino Common Stock on the Nasdaq National Market System over the fifteen trading days ending on the fifth trading day immediately preceding the Closing Date; and (ii) 216.67 issued and outstanding shares of QuickShip Common Stock held by Gold Banc (the "GOLD BANC SHARES") shall be converted into, and shall represent the right to receive, upon surrender of the certificate representing such share of QuickShip Common Stock, 1,538.437855 shares of Blue Rhino Series A Stock (for a total of 333,333.33 shares of Blue Rhino Series A Stock). The Warrant and the shares of Blue Rhino Series A Stock into which the Brandtonies Shares and the Gold Banc Shares will convert are referred to collectively herein as the "MERGER CONSIDERATION."

        (b) Each of Brandtonies and Gold Banc expressly represents, acknowledges and agrees that: (i) he and it have such knowledge and experience in financial and business matters as to be capable of making an informed decision regarding the Merger; (ii) he and it have sought and received such legal and tax advice as he and it have considered necessary to make an informed decision regarding the Merger; (iii) Gold Banc will receive Merger Consideration in the Merger in excess of the Merger Consideration that Brandtonies will receive in the Merger;
(iv) such disparate Merger Consideration is entirely fair to each of them and
(v) neither Blue Rhino nor Acquisition Sub has made any representation or warranty whatsoever regarding the treatment of the Merger for federal or state tax purposes.



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         (c) At the Effective Time, each share of the outstanding common stock of Acquisition Sub shall be converted into one (1) share of QuickShip Common Stock.

                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF QUICKSHIP AND BRANDTONIES

         QuickShip and Brandtonies, acknowledging that Blue Rhino and Acquisition Sub are executing this Agreement and consummating the Merger in reliance thereon, jointly and severally represent and warrant to Blue Rhino and Acquisition Sub, as follows:

2.1      Authorized and Effective Agreement

         QuickShip has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery by QuickShip of this Agreement and the Certificate of Merger, and consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of QuickShip and Brandtonies and is enforceable against QuickShip and Brandtonies in accordance with its terms.

2.2      Share Ownership; Capitalization

         (a) Brandtonies is the owner, beneficially and of record, of all right, title and interest in and to the Brandtonies Shares, and Gold Banc is the owner, beneficially and of record, of all right, title and interest in and to the Gold Banc Shares. Brandtonies has, and will have at the Effective Time, good and marketable title to all such Brandtonies Shares, and Gold Banc has, and will have at the Effective Time, good and marketable title to all such Gold Banc Shares, in each case free and clear of all liens, pledges, encumbrances, security interests, options or other restrictions, except for the liens on the Brandtonies Shares held by Gold Banc (and/or any subsidiary or affiliate thereof) to be terminated prior to the Effective Time.

         (b) The authorized capital stock of QuickShip consists of 200,000 shares of QuickShip Common Stock, of which 866.67 shares are issued and outstanding, and 20,000 shares of preferred stock, par value $100.00, none of which are issued and outstanding. No party other than Brandtonies and Gold Banc owns, beneficially or of record, any shares of QuickShip's capital stock. All of the Brandtonies Shares and all of the Gold Banc Shares are validly issued, fully paid and nonassessable, are free from, and were not issued in violation of any, preemptive rights. Except for that certain Option Agreement dated August 7, 2000 by and among Blue Rhino, Brandtonies, QuickShip and Gold Banc, as modified by that certain Option Rescission Agreement by and among Blue Rhino, Brandtonies, QuickShip and Gold Banc (the "OPTION AGREEMENT"), and the Gold Banc Warrants (as defined in Section 5.1), there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, right to subscribe, conversion rights or other agreements or commitments to which QuickShip is a party or which are binding upon QuickShip providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect



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to QuickShip or its capital stock. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of QuickShip. QuickShip is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock.

2.3      Organization and Good Standing

         QuickShip is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. QuickShip has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. QuickShip is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

2.4      No Conflict or Breach

         The execution, delivery and performance of this Agreement by QuickShip, and the consummation of the Merger, do not and will not:

                  (a) conflict with or constitute a violation of the Certificate of Incorporation or Bylaws of QuickShip;

                  (b) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to QuickShip or its assets;

                  (c) conflict with, constitute a default under, result in a breach or acceleration of or adversely affect the performance of, or require notice to or the consent of any third party (other than Gold
         Banc) under any contract, agreement, commitment, lease, mortgage, note, license or other instrument or obligation to which QuickShip is a party or by which QuickShip is bound or by which the assets of QuickShip are affected; or

                  (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the assets of QuickShip or upon the Brandtonies Shares or the Gold Banc Shares.

2.5      Minute Books

         The minute books of QuickShip are true, correct, complete and current in all material respects and contain accurate and complete records of all material actions taken by its stockholders, its Board of Directors and each committee of its Board of Directors, and all signatures contained in such minute books are the true signatures of the persons whose signatures they purport to be.

2.6      Financial Statements; No Undisclosed Liabilities



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         Brandtonies or QuickShip has previously delivered to Blue Rhino true and complete copies of (i) the unaudited balance sheets of QuickShip as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes to such statements, additional or supplemental information supplied therewith; and (ii) interim unaudited financial reports prepared for each month since December 31, 1999. The documents described in clauses (i) and
(ii) (collectively, the "FINANCIAL STATEMENTS"): (a) are in accordance with the books and records of QuickShip; (b) present fairly the assets, liabilities and financial condition of QuickShip as of the respective dates of the Financial Statements, and the results of operations for the periods then ended; and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. QuickShip has no liability or obligation, whether accrued, absolute or contingent, that is not reflected or reserved against in the most recent Financial Statements, including without limitation any liability for unpaid taxes (and penalties and interest with respect thereto). Any items of income or expense that are unusual or of a nonrecurring nature are separately disclosed in the Financial Statements.

2.7      Books and Records

         The books and records of QuickShip are true, accurate and complete and, where appropriate, have been maintained in accordance with generally accepted accounting principles applied on a consistent basis. As of the Effective Time, all such books and records, including, without limitation, all tax returns filed by QuickShip, will be in the possession of QuickShip.

2.8      Title to Assets

         QuickShip has good and marketable title to all of the properties and assets (tangible or intangible) owned by it (including, without limitation, those properties and assets shown on the Financial Statements) and a valid leasehold or other possessory interest in all other properties and assets used, operated or occupied by it, located on its premises or otherwise shown on the Financial Statements, except for tangible personal property sold or disposed of in the ordinary course of its business and consistent with past practice, and such assets and properties represent all the assets and properties necessary to conduct the business of QuickShip as conducted on the date hereof and as proposed to be conducted hereafter. All of QuickShip's properties and assets (whether tangible or intangible, owned, leased or otherwise acquired) are free and clear of any liens, claims, charges, security interests, mortgages, pledges or other encumbrances or restrictions of any nature whatsoever, other than the liens held by Gold Banc (and/or any subsidiary or affiliate thereof) to be terminated prior to the Effective Time. QuickShip does not own any real property.

2.9      Intellectual Property

         Exhibit B sets forth a list of all (i) trademarks, service marks, trade names, logos and other designations owned or used by QuickShip, all United States, foreign and state registrations relating thereto; (ii) copyrighted works owned by QuickShip and registrations issued by the



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United States Copyright Office or the office of any foreign jurisdiction for any of the copyrights; (iii) inventions owned or used by QuickShip which are the subject of United States or foreign letters patent or applications therefor, together with the applicable patent number, application number, application date and issue date; and (iv) confidential or proprietary processes, formulas, computer software, script, programming code, algorithms, technical data, and other similar information that is of commercial value to QuickShip, including a brief description thereof (collectively, "INTELLECTUAL PROPERTY"). QuickShip owns all right, title and interest in and to each item included in the Intellectual Property, free and clear of any liens, pledges, encumbrances, security interests, options, licenses or other restrictions, other than liens held by Gold Banc (and/or any subsidiary or affiliate thereof) all of which will be terminated prior to the Effective Time. The Intellectual Property consists of all of the intellectual property rights necessary to conduct the business of QuickShip as conducted on the date hereof and as proposed to be conducted hereafter. All registrations relating to the Intellectual Property are validly issued and remain in full force and effect. Each trademark has been in continuous use on all goods described in the applicable registrations. There are no claims or suits pending or threatened against QuickShip challenging QuickShip's ownership of or unencumbered right to use any of the Intellectual Property, nor does there exist any basis therefor. There are no claims or suits pending or threatened against QuickShip alleging that any of the Intellectual Property infringes any rights of any third parties, nor does there exist any basis therefor.

2.10     Compliance with Laws

         There is not outstanding or threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving QuickShip. QuickShip is currently, and has been at all times, in full compliance with all laws, statutes, rules, regulations, orders and licensing requirements of federal, state, local and foreign agencies and authorities applicable to the business and properties of QuickShip (including, without limitation, those relating to antitrust and trade regulation, civil rights, environment, labor and employment discrimination, affirmative action, safety and health). No investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to QuickShip.

2.11     No Adverse Change

         Since December 31, 1999, QuickShip has conducted its operations and business only in the ordinary course consistent with past practices and, except as disclosed in the Financial Statements, has not suffered a material adverse change in its business, financial condition, operating results, earnings, assets, customer, supplier, employee and sales representative relations, business prospects, business condition or financing arrangements, or suffered any material casualty loss or damage to its assets (whether or not covered by insurance).

2.12     No Litigation; Environmental Matters; Benefit Plans; Contracts

         (a) There are no claims, actions, suits, inquiries, hearings or investigations ("ACTIONS") pending or threatened, against QuickShip. No Actions have been brought within the last two years against QuickShip. There are no facts or circumstances that could serve as the



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basis for any Action against QuickShip, or, by virtue of the execution of this
Agreement or the consummation of the Merger, against Blue Rhino or Acquisition Sub.

         (b) QuickShip is not in violation of, and has not violated, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation Recovery Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials, in each case as amended from time to time ("ENVIRONMENTAL LAWS"). For purposes of this Agreement, "Hazardous Materials" includes but is not necessarily limited to asbestos, asbestos containing materials, polychlorinated biphenyls, lead-based paints, any petroleum, petroleum by-product (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, used motor oil, oil mixed with other waste, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas or other hazardous or toxic substances, materials, wastes, pollutants or contaminants defined under or regulated by the Environmental Laws.

         (c) There are no Plans, as defined below, contributed to, maintained or sponsored by QuickShip, to which QuickShip is obligated to contribute or with respect to which QuickShip has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Internal Revenue Code of 1986, as amended, of which QuickShip is a member. For purposes of this Agreement, the term "PLANS" shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated; (b) employment agreements; and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including, without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive and health, disability and welfare plans.

         (d) Brandtonies or QuickShip has delivered to Blue Rhino true and complete copies of all written contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases, licenses, understandings and obligations, whether written or oral, to which QuickShip is party or by which QuickShip is bound or affected, that might reasonably be considered material to the operation of its business, including any and all amendments and other modifications thereto (the "CONTRACTS"). Each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults, and no events or circumstances have occurred that, with or without notice or lapse of time or both, would constitute defaults, under any of the Contracts.

2.13     Names; Bank Accounts



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         (a) During the term of its existence, QuickShip has not been known by or conducted business under any other name, other than Digi-Postal Corporation and Acctronix Corporation. All assets and rights are held by, and all agreements, obligations, expenses and transactions have been entered into, incurred and conducted by QuickShip in the name of QuickShip. QuickShip has the unencumbered right to use its name, and neither QuickShip nor Brandtonies are aware of the use of any corporate name, trade name, trademark, service mark or other designation which could create a likelihood of confusion with QuickShip's name.

         (b) Brandtonies or QuickShip has previously delivered to Blue Rhino:
(i) a true and complete list of the names of each bank, trust company, securities broker and other financial institution at which QuickShip has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (ii) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the officers, employees, agents or other representatives of QuickShip having access, signatory power or power to give direction with respect to such account, box or relationship.

2.14     UCCs

         On or prior to the Effective Time, UCC Termination Statements terminating all liens on the assets of QuickShip and the Brandtonies Shares have been, or will have been, filed in all locations in which UCC-1 Financing Statements are on record in respect thereof.

2.15     State Takeover Laws

         QuickShip has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws, and no such law shall be activated or applied as a result of such transactions. Neither the Certificate of Incorporation nor the Bylaws of QuickShip, nor any other document of QuickShip or to which QuickShip is a party, contains a provision that requires the vote or approval of any other class of capital stock or voting security (other than QuickShip Common Stock) to approve the Merger or any of the other transactions contemplated in this Agreement.

2.16     No Right to Dissent

         Nothing in the Certificate of Incorporation or the Bylaws of QuickShip provides or would provide to any person, including without limitation the holders of QuickShip Common Stock, upon execution of this Agreement and consummation of the transactions contemplated hereby, rights of dissent and appraisal of any kind.

2.17     No Conflicting Agreements

         Except as provided in the Option Agreement, neither QuickShip nor any stockholder of QuickShip nor any affiliate of any stockholder of QuickShip is party to or is bound by any



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agreement regarding the sale of any of the Brandtonies Shares or the Gold Banc
Shares or any other sale of an equity interest in QuickShip or any other form of transaction involving ownership of QuickShip or any part of QuickShip's business or assets other than as contemplated by this Agreement.

2.18     Investment Intent

         Brandtonies: (i) understands that neither the issuance in the Merger of the shares of Blue Rhino Series A Stock and the Warrant as set forth in Section 1.7(a) nor the issuance of Blue Rhino Common Stock issuable upon conversion or exercise thereof (collectively, the "BRANDTONIES BLUE RHINO SECURITIES") have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any state securities laws, and are being issued in reliance upon federal and state exemptions for transactions not involving any public offering;
(ii) is acquiring the Brandtonies Blue Rhino Securities solely for his own account for investment purposes and not with a view to the distribution of the Brandtonies Blue Rhino Securities and will not transfer any Brandtonies Blue Rhino Securities without compliance with all applicable securities laws; (iii) is a sophisticated investor with sufficient knowledge and experience in financial, investment and business affairs to permit him to evaluate the merits and risks involved in acquiring the Brandtonies Blue Rhino Securities and is able to bear the economic risk and lack of liquidity inherent in holding the Brandtonies Blue Rhino Securities for an indefinite period of time, including the risk that the Brandtonies Blue Rhino Securities may lose all of their value; and (iv) has received certain information concerning Blue Rhino and has had the opportunity to ask questions of, and receive answers from, Blue Rhino and its representatives concerning the business of Blue Rhino and the terms of the Brandtonies Blue Rhino Securities and to obtain additional information as desired in order to evaluate the merits and risks inherent in acquiring the Brandtonies Blue Rhino Securities.

                                   ARTICLE III
                                 INDEMNIFICATION

3.1      Indemnification

         Brandtonies shall indemnify, defend and hold harmless Blue Rhino and its officers, directors, representatives and affiliates (in any case, the "INDEMNIFIED PARTY") from, against and with respect to any and all loss (including, without limitation, the Merger Consideration), damage, claim, obligation, liability, cost and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "LOSS"), arising out of or in connection with: (i) any breach of any of the representations or warranties of Brandtonies or QuickShip contained in or made pursuant to this Agreement or any other certificate or document delivered pursuant to this Agreement; or (ii) any failure by Brandtonies or QuickShip to perform or observe, or to have performed or observed, in full, any covenant, agreement, obligation or condition to be performed or observed pursuant to this Agreement (in either case, an "INDEMNIFICATION EVENT").



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3.2      Notice of Claim; Cooperation

         In the event that an Indemnified Party seeks to be indemnified hereunder, such Indemnified Party shall promptly notify Brandtonies in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss. The Indemnified Party shall provide to Brandtonies as promptly as practicable thereafter all information and documentation reasonably requested by Brandtonies to verify the claim asserted. The failure of the Indemnified Party to notify Brandtonies on a timely basis will not relieve Brandtonies of any liability that he may have to the Indemnified Party. Each of Brandtonies and the Indemnified Party shall cooperate in the defense or prosecution of any third party claim and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith.

3.3      Right to Offset

         If the Indemnified Party suffers any Loss described in Section 3.1, then, in addition to and without limitation of any other rights or remedies to which the Indemnified Party may be entitled as a result of such Loss, the Indemnified Party may cause QuickShip to offset the amount of such Loss against any payment of salary or other compensation due to Brandtonies under the Employment Agreement (as defined in Section 4.2); provided, that (i) in no event shall QuickShip offset the amount of such Loss against any payment of salary or other compensation due to Brandtonies under the Employment Agreement without giving prior written notice to Brandtonies of the reasons therefor and (ii) in the event of a final, nonappealable adjudication to the effect that Brandtonies is not responsible to indemnify or otherwise compensate the Indemnified Party for any Loss for which compensation due Brandtonies has been offset, the Indemnified Party shall cause QuickShip to pay promptly the amount of such withheld compensation, together with interest accrued from the date each such withheld amount became payable at the Prime Rate published and set from time to time by Bank of America, Charlotte, North Carolina.

                                   ARTICLE IV
                                   COVENANTS

4.1      Directors and Officers

         If requested by Blue Rhino at any time at or after the Effective Time, all directors and officers of QuickShip as of the Effective Time shall resign.

4.2      Employment Agreement

         At the Effective Time, Blue Rhino shall cause QuickShip to enter into an employment agreement with Brandtonies, such agreement to have a two-year term and provide for Brandtonies to serve as President of QuickShip, a subsidiary of Blue Rhino, with an annual base salary of $200,000 and to otherwise be substantially in the form of Exhibit C hereto (the "EMPLOYMENT AGREEMENT").

                                    ARTICLE V
                              GOLD BANC PROVISIONS

5.1      Definitions

         As used herein, the term "GOLD BANC LOAN AGREEMENTS" shall mean, collectively: (A) the Letter Agreement dated April 14, 2000 among Gold Banc, Gold Bank (the banking subsidiary of Gold Banc), QuickShip and Brandtonies; (B) the Workout and Loan Agreement dated June 23, 2000 by and among Gold Banc, QuickShip and Brandtonies (the "WORKOUT AGREEMENT"); (C) the "QuickShip Loan Documents" (as defined in the Workout Agreement) that were in existence prior to April 13, 2000; (D) the Stockholders Agreement dated as of April 14, 2000 by and among QuickShip, Brandtonies and Gold Banc; (E) the two Warrants to Purchase Common Stock of QuickShip dated June 23, 2000 and issued to Gold Banc (the "GOLD BANC WARRANTS"); (F) the Subordination Agreement dated June 23, 2000 by and among QuickShip, Brandtonies and Gold Banc; (G) the Guaranty and Pledge Agreement dated as of April 27, 2000 by and among Brandtonies and Gold Banc; and
(H) any and all other documents or agreements executed or delivered in connection with any of the foregoing documents.

5.2      Gold Banc Agreements

         Gold Banc hereby agrees that as of the Effective Time, (i) each of the Gold Banc Loan Agreements shall terminate in their entirety without any action of any party thereto (including, without limitation, the Gold Banc Warrants, which shall be surrendered marked "Terminated" by an authorized officer of Gold
Banc), except that those sections of the Gold Banc Loan Agreements set forth on Exhibit D shall survive such termination and remain in full force and effect; and (ii) any and all liens and security interests on the Brandtonies Shares and all of the assets of QuickShip shall terminate; Gold Banc shall promptly execute and deliver, and shall cause Gold Bank to promptly execute and deliver, to Blue Rhino such termination statements, releases of liens and other documents to evidence the termination of such liens and security interests as Blue Rhino shall reasonably request.

5.3      Gold Banc Loans

         (a) Gold Banc expressly represents, warrants and acknowledges to, and agrees with, Blue Rhino that: (a) it has purchased all of the rights of, and assumed all of the obligations of, its subsidiary, Gold Bank, in respect of QuickShip and QuickShip's (i) Line of Credit (Gold Banc's loan #81343), evidenced by a Promissory Note dated October 2, 1999, as modified by a Modification Agreement dated February 28, 2000, a Second Modification Agreement dated April 14, 2000 and a Third Modification Agreement dated as of August 7, 2000; (ii) Lease Line (Gold Banc's loan #81407), evidenced by a Promissory Note dated January 7, 2000, as modified by two Modification Agreements dated February 25, 2000, a Third Modification Agreement dated April 14, 2000 and a Fourth Modification Agreement dated as of August 7, 2000; and (iii) two revolving credit card lines (clauses (i), (ii) and (iii), collectively, the "GOLD BANC LOANS"); and

(b) Gold Bank has no interest with respect to QuickShip, whether as a creditor, lender, equity holder or otherwise.

         (b) Prior to or concurrently with the Closing, QuickShip shall pay and satisfy in full: (i) all principal and accrued interest on each of the Gold Banc Loans; (ii) the $50,000 late fee payable pursuant to paragraph 9 of the Workout Agreement; (iii) any additional late fees due and payable by QuickShip pursuant to the Gold Banc Loan Agreements (as defined in Section 5.1(a)); (iv) all of Gold Banc's legal fees that are payable by QuickShip pursuant to Section 9.1(b); and (v) all other amounts due and payable by QuickShip under the Gold Banc Loan Agreements (clauses (i)-(v), collectively, the "PAYOFF AMOUNT").

         (c) Each of Gold Banc, Brandtonies and QuickShip expressly represents, warrants and acknowledges to, and agrees with, Blue Rhino and each other that:
(i) Exhibit E contains a true, correct and complete list of (A) the Gold Banc Loans, the outstanding principal balance and unpaid interest due thereon, the interest rates thereof and all other fees in respect thereof and (B) all other itemized amounts comprising the Payoff Amount; and (ii) the Payoff Amount shall be calculated based solely on the information set forth on Exhibit E.

5.4      Reserved.

5.5      Gold Banc Equity Investment in Blue Rhino

         As of the Effective Time, Gold Banc shall purchase from Blue Rhino 666,666.67 shares of Blue Rhino Series A Stock at a purchase price of $6.00 per share (for a total purchase price of $4,000,000.02) pursuant to a Subscription Agreement substantially in the form attached hereto as Exhibit F (the "SUBSCRIPTION AGREEMENT"). The parties hereto agree that the fair market value of the Series A Stock is $6.00 per share.

5.6      Representations and Warranties

         Gold Banc represents and warrants to Blue Rhino and Acquisition Sub as follows:

         (a) Gold Banc has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery by Gold Banc of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Gold Banc and is enforceable against Gold Banc in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement by Gold Banc do not and will not conflict with or constitute a violation of (i) the Articles of Incorporation or Bylaws of Gold Banc or (ii) any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Gold Banc or its assets.

         (c) Gold Banc: (i) understands that neither the issuance in the Merger of the shares of Blue Rhino Series A Stock as set forth in Section 1.7(a) nor the issuance of Blue Rhino Common Stock issuable upon conversion thereof (collectively, the "GOLD BANC BLUE RHINO SECURITIES") have been registered under the Securities Act, or under any state securities laws, and are being issued in reliance upon federal and state exemptions for transactions not involving any public offering; (ii) is acquiring the Gold Banc Blue Rhino Securities solely for its own account for investment purposes and not with a view to the distribution of Gold Banc Blue Rhino Securities and will not transfer any Gold Banc Blue Rhino Securities without compliance with all applicable securities laws; provided, that Blue Rhino acknowledges and agrees that Gold Banc may transfer the Gold Banc Blue Rhino Securities as a capital contribution to any wholly owned (either directly or through an unbroken chain of entities each of which is wholly owned) subsidiary, including, without limitation, any such subsidiary engaged in merchant banking or venture capital activities; provided such transferee becomes a party to, and agrees to be bound by, the Stockholders Agreement and Registration Rights Agreement (as defined in Section 7.1(c));
(iii) is a sophisticated investor with sufficient knowledge and experience in financial, investment and business affairs to permit it to evaluate the merits and risks involved in acquiring the Gold Banc Blue Rhino Securities and is able to bear the economic risk and lack of liquidity inherent in holding the Gold Banc Blue Rhino Securities for an indefinite period of time, including the risk that the Gold Banc Blue Rhino Securities may lose all of their value; and (iv) has received certain information concerning Blue Rhino and has had the opportunity to ask questions of, and receive answers from, Blue Rhino and its representatives concerning the business of Blue Rhino and the terms of the Gold Banc Blue Rhino Securities and to obtain additional information as desired in order to evaluate the merits and risks inherent in acquiring the Gold Banc Blue Rhino Securities.

                                   ARTICLE VI
        REPRESENTATIONS AND WARRANTIES OF BLUE RHINO AND ACQUISITION SUB

6.1      Blue Rhino and Acquisition Sub

         Blue Rhino and Acquisition Sub represent and warrant to Gold Banc, as follows:

         (a) Each of Blue Rhino and Acquisition Sub has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery by Blue Rhino and Acquisition Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Blue Rhino and Acquisition Sub and is enforceable against Blue Rhino and Acquisition Sub in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement by Blue Rhino and Acquisition Sub do not and will not conflict with or constitute a violation of (i) their respective Certificates of Incorporation or Bylaws or
(ii) any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to them or their respective assets.

6.2      Blue Rhino

         Blue Rhino hereby reaffirms to Gold Banc all representations and warranties made by Blue Rhino in Section 4 of the Subscription Agreement (subject to the exceptions set forth on Schedule SE thereto), which representations and warranties are incorporated by reference herein as if restated in their entirety.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

7.1      Conditions Precedent - QuickShip

         The obligations of QuickShip to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Effective Time:

         (a) Blue Rhino shall have caused QuickShip to pay and satisfy in full its Promissory Note dated April 14, 2000 payable to Brandtonies in the original principal amount of $500,000.

         (b) Blue Rhino shall have filed the Certificate of Designation substantially in the form attached hereto as Exhibit G with the Secretary of State of Delaware (the "CERTIFICATE OF DESIGNATION"), which shall continue to be in full force and effect as of the Effective Time.

         (c) Blue Rhino, Cahill, Warnock Strategic Partners Fund II A, L.P., Cahill, Warnock Strategic Partners Fund II B, L.P., Billy D. Prim, Andrew J. Filipowski, Dick Kiphart and Brandtonies shall have executed and delivered the Amended and Restated Registration Rights Agreement and the Amended and Restated Stockholders Agreement substantially in the forms attached hereto as Exhibit H (the "REGISTRATION RIGHTS AGREEMENT") and Exhibit I (the "STOCKHOLDERS AGREEMENT"), respectively.

7.2      Conditions Precedent - Acquisition Sub and Blue Rhino

         The obligations of Acquisition Sub and Blue Rhino to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time:

         (a) If the Closing Date occurs after the date hereof, (i) Brandtonies and QuickShip shall have executed and delivered to Blue Rhino and Acquisition Sub a certificate signed by Brandtonies, individually and as President of QuickShip, to the effect that the representations and warranties of Brandtonies and QuickShip set forth herein are true and correct on the Closing Date as if remade in their entirety as of the Closing Date and (ii) Gold Banc shall have executed and delivered to Blue Rhino and Acquisition Sub a certificate signed by its President to the effect that its representations and warranties set forth herein are true and correct on the Closing Date as if remade in their entirety as of the Closing Date.

         (b) Brandtonies shall have paid in full his outstanding obligation to QuickShip of approximately $64,000.

         (c) Blue Rhino shall have received opinions of counsel to QuickShip in a form reasonably acceptable to Blue Rhino's legal counsel.

7.3      Conditions Precedent - Gold Banc

         The obligations of Gold Banc to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time:

         (a) If the Closing Date occurs after the date hereof, Blue Rhino and Acquisition Sub shall have executed and delivered to Gold Banc a certificate signed by their respective Presidents or any Vice Presidents to the effect that its representations and warranties set forth herein are true and correct on the Closing Date as if remade in their entirety as of the Closing Date

         (b) Gold Banc shall have been paid the Payoff Amount in full.

         (c) Gold Banc shall have received opinions of counsel to Blue Rhino and Acquisition Sub in a form reasonably acceptable to Gold Banc's legal counsel.

         (d) Blue Rhino shall have filed the Certificate of Designation with the Secretary of State of Delaware, which shall continue to be in full force and effect as of the Effective Time.

         (e) Blue Rhino, Cahill, Warnock Strategic Partners Fund II A, L.P., Cahill, Warnock Strategic Partners Fund II B, L.P., Billy D. Prim, Andrew J. Filipowski, Dick Kiphart and Brandtonies shall have executed and delivered the Registration Rights Agreement and the Stockholders Agreement.

         (f) Blue Rhino shall have executed and delivered its acceptance of the Subscription Agreement.


                                  ARTICLE VIII
                             TERMINATION; SURVIVAL

8.1      Termination

         This Agreement may be terminated:

         (a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

         (b) At any time following October 31, 2000 by any party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

8.2      Effect of Termination

         In the event this Agreement is terminated, this Agreement shall become void and have no effect, except that Article II and Article III and Sections 5.2, 9.1, 9.2, 9.3, 9.6, 9.8, 9.9 and 9.10 shall survive the termination of this Agreement.

8.3      Survival

         All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant hereto shall survive the Closing irrespective of any investigation made by or on behalf of any party.

                                   ARTICLE IX
                                 MISCELLANEOUS

9.1      Expenses.

         (a) Each of Blue Rhino and Brandtonies will pay its and his own costs and expenses, including the fees of attorneys, accountants, brokers and other advisors, incurred at any time in connection with the transactions contemplated herein.

         (b) Gold Banc shall pay all of its costs and expenses, including the fees of attorneys, accountants, brokers and other advisors, incurred in connection with the transactions contemplated herein (collectively, "Gold Banc Expenses") from July 1, 2000 to August 31, 2000, and QuickShip shall pay all Gold Banc Expenses incurred prior to July 1, 2000 and all reasonable attorneys' fees included in Gold Banc Expenses that were actually incurred from and after September 1, 2000, provided that such amounts are included in the Payoff Amount set forth on Exhibit E.

         (c) Except (i) to the extent included in the Payoff Amount and (ii) for approximately $70,000 ($45,000, if William Blair & Company agrees to reduce its fees payable as a result of the Merger by $25,000) to Seigfreid, Bingham, Levy, Selzer & Gee, P.C., which amount represents fees and expenses incurred by QuickShip on or prior to April 14, 2000, Brandtonies will pay all of QuickShip's costs and expenses, including the fees of attorneys, accountants, brokers and other advisors, incurred at any time in connection with the transactions contemplated herein.

9.2      Disclosure

         Except as and to the extent required by applicable securities, bank regulatory or other laws or regulations promulgated thereunder, neither Brandtonies nor QuickShip or Gold Banc shall, and each shall direct its representatives not to, directly or indirectly, make any public announcement of, or otherwise disclose or permit the disclosure of, the parties' negotiations, the execution of this Agreement or any of the terms, conditions or other aspects of the transactions proposed herein without the prior written consent of Blue Rhino. To the extent Gold Banc determines that disclosure is required by applicable laws or regulations governing banks and their holding companies, it shall give reasonable prior notice to Blue Rhino and shall consult with Blue Rhino as to the form and substance of such disclosure.

9.3      Confidentiality

         Except to the extent required by applicable securities or other laws or regulations promulgated thereunder, none of the parties shall disclose or use, and each party shall direct its representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other party furnished, or to be furnished, in connection herewith at any time or in any manner, other than in connection with the transactions contemplated hereby. To the extent Gold Banc determines that disclosure of Confidential Information is required by applicable laws or regulations governing banks and their holding companies, it shall give reasonable prior notice to Blue Rhino and shall consult with Blue Rhino as to the form and substance of such disclosure. For purposes of this Section 9.3, "CONFIDENTIAL INFORMATION" means any information identified as confidential or that should reasonably be considered to be confidential; provided that it does not include information that (i) is generally available to or known by the public other than as a result of improper disclosure or (ii) is obtained from a source not bound by a duty of confidentiality with respect to such information. If the Merger is not consummated, each party shall promptly return to the other any Confidential Information in its possession and any and all documents, statements or other written information obtained from the other that contain Confidential Information. Each party acknowledges and agrees that
(x) the provisions of this Section 9.3 are necessary for the protection of the Confidential Information, and the business and goodwill, competitive position, and legitimate business interests of the other parties, (y) such provisions are reasonable for such purposes and (z) any breach of any covenant contained in this Section 9.3 will cause irreparable injury and damage to the other parties, as to which money damages alone would not be sufficient compensation. Accordingly, each party consents, in the event of any breach of the covenants contained in this Section 9.3, to the granting of preliminary and permanent injunctive relieve against any continuing breach, in addition to and not in limitation of any other rights, remedies, or damages available to the other party at law or in equity.

9.4      Amendment

         Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be in writing, and the parties hereby waive the right to amend the provisions of this Section 9.4 orally.

9.5      Counterparts

         This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same document.

9.6      Notices

         All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery or, by nationally recognized overnight courier (with charges prepaid), and shall be deemed to have been given or made when personally delivered, or the day following the date deposited with such overnight courier service, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

         If to Brandtonies or to QuickShip:

         Mr. Thomas E. Brandtonies
         QuickShip, Inc.
         8244 Melrose Drive
         Lenexa, Kansas 66214

         With a copy (which shall not constitute notice) to:

         Seigfreid, Bingham, Levy, Selzer & Gee, P.C.
         2800 Commerce Tower
         911 Main Street
         Kansas City, Missouri 64105
         Attention: Robert C. Levy, Esq.

         If to Blue Rhino or to Acquisition Sub:

         Blue Rhino Corporation
         100 Cambridge Park Drive
         Winston-Salem, North Carolina 27104
         Attention: Billy D. Prim, Chief Executive Officer

         With a copy (which shall not constitute notice) to:

         Womble Carlyle Sandridge & Rice, PLLC
         200 West Second Street
         Winston-Salem, North Carolina 27102
         Attention: Peter A. Zorn, Esq.

         If to Gold Banc or Gold Bank:

         Gold Banc Corporation, Inc.
         11301 Nall Avenue
         Leawood, Kansas 66211
         Attention: Malcolm M. Aslin, President

         With a copy (which shall not constitute notice) to:

         Stinson, Mag & Fizzell, P.C.
         1201 Walnut Street, Suite 2800
         Kansas City, Missouri  64106
         Attention:  Michael W. Lochmann, Esq.

9.7      Third Party Beneficiaries

         None of the provisions of this Agreement or any document contemplated by this Agreement is intended to grant any right or benefit to any person or entity that is not a party to this Agreement.

9.8      Governing Law

         The parties intend that this Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with and under and pursuant to the laws of the State of Delaware (except to the extent federal law may be applicable) without regard to the principles of conflicts of laws thereof and that in any action or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Delaware shall be applicable and shall govern to the exclusion of the law of any other forum. The parties further agree that any such action or special proceeding must be instituted in North Carolina.

9.9      Release; Further Assurances

         (a) As of the date on which payment in full of the Payoff Amount occurs (the "PAYOFF DATE"), each of Gold Banc and Gold Bank hereby: (i) irrevocably and unconditionally releases and forever discharges Blue Rhino, and its subsidiaries and affiliates, agents, employees, representatives, officers, directors, stockholders, trustees and attorneys, past and present, and any individual or entity engaged to assist or advise any of the foregoing, and their heirs, successors and assigns (collectively referred to as the "BLUE RHINO RELEASEES"), from any and all claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively "CLAIMS") against any of the Blue Rhino Releasees, that now exist or that may arise in the future out of any matter, transaction, or event related, directly or indirectly, to the Gold Banc Loans or any of the Gold Banc Loan Agreements, which release shall survive and continue after consummation of the Merger; provided, however, that the foregoing shall not apply to any Claim that arises following the Payoff Date pursuant to any of the following documents: (A) this

Agreement, (B) the Certificate of Designation, (C) the Stockholders Agreement,
(D) the Registration Rights Agreement, or (E) any transaction, opinion, agreement or document specifically provided for under any of the documents set forth in clauses (A)-(D); and (ii) agrees to execute and deliver all releases, UCC termination statements and such other documents and instruments as Blue Rhino may reasonably request to effect the transactions contemplated herein.

         (b) As of the Payoff Date, each of QuickShip and Brandtonies hereby irrevocably and unconditionally releases and forever discharges Gold Banc and Gold Bank, and their respective subsidiaries and affiliates, agents, employees, representatives, officers, directors, stockholders, trustees and attorneys, past and present, and any individual or entity engaged to assist or advise any of the foregoing, and their heirs, successors and assigns (collectively referred to as the "LENDER RELEASEES"), from any and all Claims against any of the Lender Releasees, that QuickShip or Brandtonies have, or may have had, against any of the Lender Releasees arising out of, based upon or related to any act, action or omission of any of the Lender Releasees that occurred or failed to occur prior to the Payoff Date, which release shall survive and continue after consummation of the Merger; provided, however, that the foregoing shall not apply to any Claim arising out of, based upon or related to any act, action or omission of any of the Lender Releasees that occurs or fails to occur following the Payoff Date.

         (c) As of the Payoff Date, each of Gold Banc and Gold Bank hereby irrevocably and unconditionally releases and forever discharges Brandtonies and QuickShip, and their respective subsidiaries and affiliates, agents, employees, representatives, officers, directors, stockholders, trustees and attorneys, past and present, and any individual or entity engaged to assist or advise any of the foregoing, and their heirs, successors and assigns (collectively referred to as the "QUICKSHIP RELEASEES") from any and all Claims against any of the QuickShip Releasees that Gold Banc or Gold Bank have, or may have had, against any of the QuickShip Releasees arising out of, based upon or related to any act, action or omission of any of the QuickShip Releasees that occurred or failed to occur prior to the Payoff Date, which release shall survive and continue after consummation of the Merger; provided, however, that the foregoing shall not apply to any Claim arising out of, based upon or related to any act, action or omission of any of the QuickShip Releasees that occurs or fails to occur following the Payoff Date.

         (d) As of the Payoff Date, Blue Rhino irrevocably and unconditionally releases and forever discharges the Lender Releasees from any and all Claims against any of the Lender Releasees, that now exist or that may arise in the future out of any matter, transaction, or event related, directly or indirectly, to the Gold Banc Loans or any of the Gold Banc Loan Agreements, which release shall survive and continue after consummation of the Merger; provided, however, that the foregoing shall not apply to any Claim that arises following the Payoff Date pursuant to any of the following documents: (A) this Agreement, (B) the Certificate of Designation, (C) the Stockholders Agreement, (D) the Registration Rights Agreement, or (E) any transaction, opinion, agreement or document specifically provided for under any of the documents set forth in clauses
(A)-(D).

9.10     Legal Fees

         If any legal action or other proceeding is brought for the enforcement of any of the rights or provisions of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and all other costs and expenses incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

9.11     Entire Agreement

         This Agreement, including the documents and other writings referenced herein or delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof, except the Option Agreement among the parties hereto dated August 7, 2000, which shall continue in full force and effect in accordance with its terms.

9.12     Specific Performance

         QuickShip acknowledges that the QuickShip Common Stock and the QuickShip business and assets are unique, and that if QuickShip fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Blue Rhino for which there will be no adequate remedy at law, Blue Rhino shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if QuickShip shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

Witness:
                                  /s/ Thomas E. Brandtonies
                                  ----------------------------------------------
/s/ Robert C. Levy                Thomas E. Brandtonies
------------------------

                                  QUICKSHIP, INC.

ATTEST:
                                  By: /s/ Thomas E. Brandtonies
                                      ------------------------------------------
/s/ Robert C. Levy                        Thomas E. Brandtonies, President
------------------------
[SEAL]  Attorney-in-Fact


                                  QUICKSHIP ACQUISITION CORP.

ATTEST:
                                  By: /s/ Billy D. Prim
                                      ------------------------------------------
/s/ Mark Castaneda                        Billy D. Prim, Chief Executive Officer
------------------------
[SEAL]



                                  BLUE RHINO CORPORATION

ATTEST:
                                  By: /s/ Billy D. Prim
                                      ------------------------------------------
/s/ Mark Castaneda                        Billy D. Prim, Chief Executive Officer
------------------------
[SEAL]


                                  GOLD BANC CORPORATION, INC.

ATTEST:
                                  By: /s/ Malcolm M. Aslin
                                      ------------------------------------------
/s/ Keither E. Bouchey                Malcolm M. Aslin, President
------------------------
[SEAL]


                                  GOLD BANK
ATTEST:

                                  By: /s/ Jack Waters
                                      ------------------------------------------
/s/ Steve E. Ricter                       Jack Waters, President
------------------------
[SEAL]

                                    EXHIBIT B


The following sets forth the current Intellectual Property:

         1. Compass service mark. Not registered. It is used as a service mark.

         2. QuickShip service mark. Not registered. It is used as a service mark.

         3. QuickShip and Compass software. Copyright applied for. The company has applied for copyright protection on the software code used by Compass and QuickShip.

         4. QuickShip process patent applied for. The company has filed a patent application on the process and screen content of the QuickShip shipping system.

         5.       QuickShip and Compass proprietary software. 1.

                                    EXHIBIT D



1.  Letter Agreement -- ss.ss. 12, 13 and 15 and Notice to Borrower

2.  Workout and Loan Agreement -- ss.ss. 1, 8, 11, 12, 18(b), 18(c), 18(e),
    18(f), 18(g), 18(j), 18(k), 18(l), 18(m), 18(n) and 18(o)

3.  Loan Purchase Agreement - entire agreement

4.  Inter-Creditor Agreement - entire agreement

5.  Subordination Agreement - entire agreement

                                    EXHIBIT E


AMOUNTS PAYABLE PURSUANT TO SECTION 5.3(B)

Line of Credit (#81343):
     Principal Amount Outstanding                     $3,175,823.24
     Interest (variable)                              Prime Rate + 1/2% adjusted
                                                      daily (currently 10%)
     Interest accrual per diem (at current rate)      $882.17/day
     Maturity                                         Extended to September 30,
                                                      2000
     Interest Payments Due                            Monthly; on 2nd day of the
                                                      month
     Principal Payment Due                            At maturity
     Late Payment Fee                                 5% of payment due
     Late Fee Assessed                                If payment is not made
                                                      within 10 days of due date

Lease Line (#81407):
     Principal Amount Outstanding                     $325,029.05
     Interest Rate (variable)                         Prime + 1 1/2%, adjusted
                                                      daily (currently 11%)
     Interest accrual per diem (at current rate)      $99.31/day
     Maturity Date                                    Extended to September 30,
                                                      2000
     Interest Payments Due                            Quarterly (July 7th,
                                                      October 7th, etc.)
     Principal Payment Due                            At maturity
     Late Payment Fee                                 5% of payment due
     Late Fee Assessed                                If payment is not made
                                                      within 10 days of due date



Credit Cards:
     548032480300329
              Type                                    Revolving Charge Card
              Available Credit Limit                  $5,000
              Outstanding Principal                   Varies daily
              Interest Rate                           13.65% per annum
              Payment Terms                           Per cardholder agreement

     5480334390200047
              Type                                    Revolving Charge Card
              Available Credit Limit                  $20,000
              Outstanding Principal                   Varies daily
              Interest rate (variable)                Prime rate + 3.9%
                                                      (currently 13.4%)
              Payment Terms                           Per cardholder agreement

Gold Banc Legal Fees (payable by QuickShip):
         Legal Fees through 3/31/00                                 $5,500.00
                  (paid by Gold Banc on 5/5/00)
         Accrual of interest on Legal Fees since 5/5/00            $1.51/day
                  (at prime rate + 1/2%, currently 10%)

         Legal Fees from 4/1/00 to 4/30/00                         $32,072.36
                  (paid by Gold Banc on 6/8/00)
         Accrual of interest on Legal Fees since 6/8/00            $8.79/day
                  (at prime rate + 1/2%, currently 10%)

         Legal Fees from 5/1/00 to 5/31/00                         $20,503.66
                  (paid by Gold Banc on 7/13/00)
         Accrual of interest on Legal Fees since 7/13/00           $5.62/day
                  (at prime rate + 1/2%, currently 10%)

         Legal Fees from 6/1/00 to 6/30/00                         $16,217.11
                  (paid by Gold Banc on 8/3/00)
         Accrual of interest on Legal Fees since 8/3/00            $4.45/day
                  (at prime rate + 1/2%, currently 10%)

         Legal Fees from 9/1/00 to 10/25/00

         Negotiated Late Payment Fee                               $50,000.00
         Accrual of interest on Late Payment Fee since 6/30/00     $13.70/day
                  (at prime rate + 1/2%, currently 10%)